      AMENDMENT NO.1 TO THE CREDIT AGREEMENT, SECURITY AGREEMENT AND FEE LETTER
AND LIMITED WAIVER dated as of May 7, 2004 among THE PACIFIC LUMBER COMPANY, a
Delaware corporation, and BRITT LUMBER CO., INC., a California corporation
(together, the "Borrowers"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below
(collectively, the "Lenders") and BANK OF AMERICA, N.A., as agent (the "Agent")
for the Lenders.

      PRELIMINARY STATEMENTS:

      (1) The Borrowers, the Lenders and the Agent have entered into a Credit
Agreement dated as of January 23, 2004 (the "Credit Agreement"). Capitalized
terms not otherwise defined in this Amendment and Limited Waiver have the same meanings as specified in the Credit Agreement.

      (2) The Borrower has requested the Lenders to amend the Credit Agreement, the Security Agreement and the Fee Letter dated as of January 23, 2004 among the
Borrowers and the Agent (the "Fee Letter") and to grant the limited waiver as hereinafter set forth.

      (3) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Required
Lenders have agreed as hereinafter set forth.

      SECTION 1. Amendments to Credit Agreement, Security Agreement and Fee
Letter. (a) The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

      (i) Section 5.2(a) is amended by substituting for the word "combined" in each of the second and third lines of sub-clause (ii) thereof the word
"consolidated".

      (ii) Section 5.2(b) is amended in full to read as follows:

      "As soon as available, but in any event not later than thirty (30) days after the end of each month, (i) consolidated unaudited balance sheets of Palco and Britt as at the end of such month, (ii) consolidated unaudited statements of operations and cash flow statements for Palco and Britt for such month and for the period from the beginning of the Fiscal Year to the end of such month and
(iii) a consolidating unaudited balance sheet, consolidating statement of operations and consolidating cash flow from operations statement for
Consolidated Palco Operations, all in reasonable detail, fairly presenting the financial position and results of operations of Palco, Britt and Consolidated
Palco Operations as at the date thereof and for such periods, and prepared consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Palco shall certify by a certificate signed by its chief financial officer or its vice president of finance and administration that all such statements present fairly Palco's financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal quarterly and year-end adjustments."

      (iii) Section 7.9(e) is amended by inserting the word "material" in front of the word "recorded" in the second line thereof.

      (iv) Section 7.10(b) is amended by replacing the words "Within sixty (60)
days after the Closing Date" with the words "On or before May 31, 2004,".

      (v) Section 7.10(c) is amended by replacing the words "Within ninety (90)
days after the Closing Date," with the words "On or before June 30, 2004,".

      (vi) Section 7.27 is amended by deleting the amount in respect of March
31, 2004 in the table set forth therein and substituting therefor the following:

    -------------------------------------- -----------------------------------

               March 31, 2004                         (6,000,000)
    -------------------------------------- -----------------------------------

               April 30, 2004                         (7,000,000)
    -------------------------------------- -----------------------------------

                May 31, 2004                          (6,000,000)
    -------------------------------------- -----------------------------------

      (vii) Annex A is amended by inserting a new definition of "Consolidated
Palco Operations" to read in full as follows:

      "`Consolidated Palco Operations' means all of the operations of Palco and its subsidiaries." (viii) Annex A is further amended by amending the definition of "Eligible Accounts", (i) by replacing paragraph (a) thereof with the following paragraph (a):

      "(a) (i) with respect to which more than 60 days have elapsed since the date of the original invoice therefor or which is more than 30 days past due, provided, that during the period from November 1 through March 31 in any year any Account that is subject to an Extended Terms Invoice and with respect to which no more than 120 days have elapsed since the date of the original invoice therefor or which is no more than 30 days past due shall be eligible, provided, that when such Account is aggregated with the gross amount of all other such
Accounts then outstanding, such aggregated amount shall not exceed $2,500,000."

      (ix) Annex A is further amended by inserting a new definition of "Extended
Terms Invoice" to read in full as follows:

      "`Extended Terms Invoice' means any invoice issued by a Borrower that states that payment in respect of such invoice is due more than 30 days past the date of such invoice."

      (b) The Security Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, amended by amending Section 11(c) in full to read as follows:

      "(c) All payments received by the Agent at a bank account designated by it will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account (conditional on final collection)
immediately upon receipt."

      (c) The Fee Letter is, effective as of the date hereof and subject to the conditions precedent set forth in Section 3, amended by deleting the figure of
"$25,000" set forth therein in respect of the Annual Agency Fee and substituting for such figure, the figure "$55,000".

      SECTION 2. Limited Waiver. (a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the
Borrower herein contained, the Lenders hereby waive compliance with the provisions of Section 7.27 of the Credit Agreement for the period ending March
31, 2004; provided, that (i) on or before May 30, 2004, the Borrower shall have delivered to the Agent (A) a certificate of the chief financial officer or vice president of finance and administration of the Borrower certifying the
Borrower's compliance with Section 7.27 as of April 30, 2004, and (B) a schedule, in form and substance satisfactory to the Agent, of the computations used by the Borrower in determining compliance with Section 7.27 as of such date, and (ii) on or before June 30, 2004, the Borrower shall have delivered to the Agent (A) a certificate of the chief financial officer or vice president of finance and administration of the Borrower certifying the Borrower's compliance with Section 7.27 as of May 31, 2004, and (B) a schedule, in form and substance satisfactory to the Agent, of the computations used by the Borrower in determining compliance with Section 7.27 as of such date.

      (b) Without limiting the generality of the provisions of Section 11.1 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the noncompliance by the Borrower with the provisions of Section 7.27 of the Credit Agreement in the manner and to the extent described above, and nothing in this Amendment and Limited Waiver shall be deemed to:

            (i) constitute a waiver of compliance by the Borrower with respect to (i) Section 7.27 of the Credit Agreement in any other instance or (ii)
      any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

            (ii) prejudice any right or remedy that the Agent or any Lender may now have or may have in the future under or in connection with the Credit
      Agreement or any other instrument or agreement referred to therein.

      SECTION 3. Conditions of Effectiveness. This Amendment and Limited Waiver
shall become effective as of the date first above written when, and only when, the Agent shall have received, on or before May 15, 2004, counterparts of this
Amendment and Limited Waiver executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and Limited Waiver and the Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified) and in sufficient copies for each Lender, in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender:

            (a) Certified copies of (i) the resolutions of the Board of
      Directors of each of the Borrowers approving this Amendment and Limited
      Waiver and the matters contemplated hereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and Limited Waiver and the matters contemplated hereby; and

            (b) A certificate of the Secretary or an Assistant Secretary of each of the Borrowers certifying the names and true signatures of the officers of such Borrower authorized to sign this Amendment and Limited Waiver, and the other documents to be delivered hereunder.

      This Amendment and Limited Waiver is subject to the provisions of Section
11.1 of the Credit Agreement.

      SECTION 4. Representations and Warranties of the Borrowers. Each Borrower
represents and warrants as follows:

            (a) Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of parties to this Amendment and Limited Waiver.

            (b) The execution, delivery and performance by such Borrower of this
      Amendment and Limited Waiver and the Loan Documents, as amended hereby, to which it is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i)
      contravene the Borrower's charter or by-laws, (ii) violate any law
      (including, without limitation, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of
      the Organized Crime Control Act of 1970), rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal
      Reserve System), or any order, writ, judgment, injunction, decree, determination or award, binding on or affecting the Borrower or any of its
      Subsidiaries or any of their properties, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Collateral
      Documents, as amended hereby, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower of this Amendment and Limited Waiver or any of the Loan Documents, as amended hereby, to which it is a party.

            (d) This Amendment and Limited Waiver has been duly executed and delivered by the Borrower. This Amendment and Limited Waiver and each of the other Loan Documents, as amended hereby, to which the Borrower is a party are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

            (e) Except as set forth in the SEC Reports, there is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries (including, without limitation, any Environmental
      Action) pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse
      Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment and Limited Waiver or any of the other Loan Documents, as amended hereby.

      SECTION 5. Reference to and Effect on the Loan Documents. On and after the effectiveness of this Amendment and Limited Waiver, each reference in the Credit
Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in each of the other Loan
Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the
Credit Agreement, as amended by this Amendment and Limited Waiver.

      (a) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment and Limited Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral
Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan
Documents, in each case as amended by this Amendment and Limited Waiver.

      (b) The execution, delivery and effectiveness of this Amendment and
Limited Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the
Loan Documents, nor constitute a waiver of any provision of any of the Loan
Documents.

      SECTION 6. Execution in Counterparts. This Amendment and Limited Waiver
may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this
Amendment and Limited Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Limited Waiver.

      SECTION 7. Governing Law. This Amendment and Limited Waiver shall be governed by, and construed in accordance with, the laws of the State of
California.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment and
Limited Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               THE PACIFIC LUMBER COMPANY

                               By    /s/ Gary L. Clark
                                     ---------------------------------------------------
                                     Title:  Vice President - Finance and Administration

                               BRITT LUMBER CO., INC.

                               By    /s/ Gary L. Clark
                                     ---------------------------------------------------
                                     Title:  Vice President - Finance and Administration

                               BANK OF AMERICA, N.A.
                               as Agent and as Lender

                               By    /s/ Robert M. Dalton
                                     ---------------------------------------------------
                                     Title:  Vice President